UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 22, 2014

First Commonwealth Financial Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-11138	25-1428528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Philadelphia Street, Indiana, PA	15701
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (724) 349-7220
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 22, 2014, First Commonwealth Financial Corporation (the “Company”) held its annual meeting of shareholders. At the annual meeting, shareholders of the Company: (1) elected James G. Barone, Julie A. Caponi, Ray T. Charley, Gary R. Claus, David S. Dahlmann, Johnston A. Glass, Jon L. Gorney, David W. Greenfield, Luke A. Latimer, James W. Newill, T. Michael Price, Laurie S. Singer and Robert J. Ventura to the Board of Directors for terms expiring in 2015; (2) approved the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014; and (3) approved the advisory vote on the compensation of the Company’s named executive officers. The final results of voting on each of the matters submitted to a vote of security holders during the annual meeting are as follows.

1. Election of Directors	For	Withheld	Abstain	Broker Non-Vote
James G. Barone	60,806,163	1,319,516	—	14,146,168
Julie A. Caponi	60,838,408	1,287,271	—	14,146,168
Ray T. Charley	61,043,982	1,081,697	—	14,146,168
Gary R. Claus	60,938,912	1,186,767	—	14,146,168
David S. Dahlmann	60,918,426	1,207,253	—	14,146,168
Johnston A. Glass	60,869,541	1,256,138	—	14,146,168
Jon L. Gorney	60,941,301	1,184,378	—	14,146,168
David W. Greenfield	60,874,641	1,251,038	—	14,146,168
Luke A. Latimer	60,513,409	1,612,270	—	14,146,168
James W. Newill	60,783,479	1,342,200	—	14,146,168
T. Michael Price	61,005,593	1,120,086	—	14,146,168
Laurie Stern Singer	60,416,375	1,709,304	—	14,146,168
Robert J. Ventura	60,912,467	1,213,212	—	14,146,168

	For	Against	Abstain
2. Ratification of KPMG LLP as independent registered public accountants	75,364,443	778,128	129,276

	For	Against	Abstain	Broker Non-Vote
3. Approval of the advisory vote on executive compensation	61,415,658	1,368,708	990,285	12,497,196

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 24, 2014

FIRST COMMONWEALTH FINANCIAL CORPORATION

By:	/s/ ROBERT E. ROUT
Name:	Robert E. Rout
Title:	Executive Vice President and
Chief Financial Officer